Exhibit 10.4

TERM LOAN NOTE

$24,000,000.00	April 13, 2026

FOR VALUE RECEIVED, CARECLOUD, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of CITIZENS BANK, N.A. (the “Lender”) or its registered assigns the unpaid principal amount of the Term Loans made by the Lender to the Borrower, in the amounts and at the times set forth in the Credit Agreement, dated April 13, 2026, among the Borrower, the LENDERS party hereto and CITIZENS BANK, N.A., as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and to pay interest from the date hereof on the principal balance of such Term Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the Administrative Agent’s Payment Office, in lawful money of the United States in immediately available funds. Capitalized terms used herein and not defined herein, and the term “subsidiary”, shall have the meanings assigned to such terms in the Credit Agreement.

The Term Loans evidenced by this Term Loan Note (this “Note”) are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and shall be construed in accordance with, the provisions of the Credit Agreement and is entitled to the benefits and security set forth in the Loan Documents.

The Lender is hereby authorized to record on the Schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (a) the date of each Term Loan made by the Lender, (b) the Type and amount thereof, (c) the interest rate (without regard to the Applicable Margin) and Interest Period applicable to each such Term Loan that is a SOFR Loan, and (d) the date and amount of each conversion of, and each payment or prepayment of the principal of, each such Term Loan. The entries made on such Schedule shall be evidence of the existence and amounts of the obligations recorded thereon, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay such Term Loans in accordance with the terms of the Credit Agreement., and the Borrower shall have the right to dispute any such entries with supporting documentation

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, and notice of protest in connection with the execution, delivery, performance, collection and enforcement of this Note, provided that the Borrower does not waive any notice rights expressly granted under the Credit Agreement or the Loan Documents.

Whenever in this Note a Person is referred to, such reference shall be deemed to include the successors and assigns of such Person. The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Lender with respect to which such waiver, amendment, modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Borrower, and by accepting this Note, the Lender, each hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State Court or Federal Court of the United States of America sitting in the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and the Borrower, and by accepting this Note, the Lender, each hereby irrevocably and unconditionally agrees that, to the extent permitted by Applicable Law, all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by Applicable Law, in such Federal Court. The Borrower, and by accepting this Note, the Lender, each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

The Borrower, and by accepting this Note, the Lender, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Borrower, and by accepting this Note, the Lender, hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Borrower, and by accepting this Note, the Lender, irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Lender to serve process in any other manner permitted by law.

THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH OTHER PERSON HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

IN WITNESS WHEREOF, the Borrower has executed this Term Loan Note as of the date and year first written above.

CARECLOUD, INC.

By:	/s/ Norman Roth
Name:	Norman Roth
Title:	Authorized Officer

SCHEDULE TO TERM LOAN NOTE

Date	Type of Term Loan	Amount of Term Loan	Amount of principal converted, repaid or prepaid	Interest Rate if SOFR Loan	Interest Period if SOFR Loan	Notation Made By